COLONY CAPITAL ANNOUNCES
SECOND QUARTER 2016 FINANCIAL RESULTS
Los Angeles, CA, August 8, 2016 - Colony Capital, Inc. (NYSE:CLNY) and subsidiaries (collectively, the “Company”) today announced financial results for the second quarter ended June 30, 2016 and declared a dividend of $0.40 per share of Class A and Class B common stock for the third quarter of 2016.
Second Quarter 2016 Highlights

•	Net income attributable to common stockholders of $43.0 million, or $0.38 per basic share.

•	Record level of core funds from operations (“Core FFO”) of $100.4 million, or $0.75 per basic share; Funds from operations (“FFO”) of $78.6 million, or $0.58 per basic share.

•
Announced a tri-party merger with NorthStar Asset Management Group, Inc. (NYSE:NSAM) and NorthStar Realty Finance Corp. (NYSE:NRF) to create a world-class diversified real estate and investment management platform with $58 billion of assets under management. The transaction is subject to customary shareholder and regulatory approvals and is expected to be completed in January 2017.

•	Declared and paid a second quarter dividend of $0.40 per share of Class A and Class B common stock.

•
The Company and funds managed by the Company invested and agreed to invest approximately $180 million across the U.S. through real estate equity investments, originations and loan acquisitions. The Company invested and agreed to invest $48 million and funds managed by the Company invested and agreed to invest $132 million.

•
Subsequent to quarter end, the Company and funds managed by the Company invested and agreed to invest approximately $342 million across the U.S. and Europe through real estate equity investments and loan originations. The Company invested and agreed to invest $156 million and funds managed by the Company invested and agreed to invest $186 million.

Second Quarter 2016 Financial Results
For the second quarter of 2016, the Company reported total income of $271.6 million and net income attributable to common stockholders of $43.0 million, or $0.38 per basic share. Core FFO was $100.4 million, or $0.75 per basic share, and FFO was $78.6 million, or $0.58 per basic share. For more information and a reconciliation of net income attributable to common stockholders to FFO and Core FFO, please refer to the descriptions and tables at the end of this press release.

	Three Months Ended June 30, 2016		Three Months Ended June 30, 2015
(In thousands, except per share data)	Amount	Per Basic Share or Unit	Amount	Per Basic Share or Unit
Net income attributable to common stockholders	$42,956	$0.38	$47,906	$0.43
Core FFO attributable to common interests in Operating Company*	100,394	0.75	58,692	0.44
FFO attributable to common interests in Operating Company*	78,580	0.58	83,159	0.62

*	Operating Company represents Colony Capital Operating Company, LLC, the Company’s operating partnership, through which all Company's assets are held and all operations are conducted

“We achieved record Core FFO results in the second quarter,” said Richard Saltzman, the Company’s President and Chief Executive Officer. “This reflects both meaningful progress in most of our business segments as well as the realization of some residual profits in our legacy portfolio, all acquired or originated during the global financial crisis and its aftermath. Simultaneously, the strategic plans for Colony’s newly created “single family for rent” business are also coming to fruition some four years after inception through this year’s merger into what is now known as Colony Starwood Homes (NYSE:SFR). These pillars of success are similar to what we believe can be achieved in much greater scale through the prospective tri-party merger of equals that we announced among our Company, NSAM and NRF, creating a leading global equity REIT with an embedded investment management platform.”

Colony NorthStar, Inc. Transaction
On June 2, 2016, the Company, NSAM and NRF entered into a definitive agreement to create a world-class, internally-managed, diversified real estate and investment management platform. For additional information regarding the proposed merger, please refer to the registration statement on Form S-4 filed by Colony NorthStar, Inc. with the Securities and Exchange Commission on July 29, 2016, which is available at www.sec.gov/Archives/edgar/data/1679688/000104746916014528/a2229254zs-4.htm and the investor presentation and addendum slides related to the proposed merger, which can be found on the Company’s, NSAM’s and NRF’s respective websites. The transaction is expected to close in January 2017, subject to customary closing conditions, including shareholder and regulatory approvals.
Second Quarter 2016 Operating Results and Investment Activity by Segment
The Company holds investment interests in five reportable segments: Colony Light Industrial Platform (“CLIP”), Single Family Residential Rentals, Other Real Estate Equity, Real Estate Debt and Investment Management.

Equity: Colony Light Industrial Platform
The Company’s investment in CLIP represents a 62% interest in a portfolio of light industrial properties and 100% interest in the related operating platform. CLIP primarily invests in light industrial properties in infill locations in major U.S. metropolitan markets targeting multi-tenant buildings of up to 500,000 square feet and single tenant buildings of up to 250,000 square feet with an office buildout of less than 20%.

As of June 30, 2016, CLIP’s portfolio consisted of 328 primarily light industrial buildings totaling 35.4 million square feet across 16 major U.S. markets and was 94% leased. During the second quarter, CLIP’s same store portfolio produced recurring revenue growth of 6.6% and net operating income growth of 11.9% over the same period last year and sequential quarter-over-quarter recurring revenue growth of 1.9% and net operating income growth of 5.1%. CLIP’s same store portfolio is defined as buildings in operation throughout the full periods presented under the comparison and included 292 and 322 properties in the year-over-year and quarter-over-quarter comparisons, respectively.

During the second quarter, CLIP acquired four light industrial buildings totaling approximately 669,000 square feet for $56 million and disposed of one non-core building totaling approximately 57,000 square feet for $1.8 million. As of June 30, 2016, the Company’s share of total assets and equity in this segment were $1.2 billion and $464 million, respectively. This segment’s net income attributable to common stockholders for the quarter was $3.0 million and Core FFO was $17.5 million.

Subsequent to the end of the quarter, CLIP acquired a light industrial building totaling approximately 60,000 square feet for $4.3 million and disposed of one non-core building totaling 100,000 square feet for $2.2 million. CLIP currently has $163 million of uncalled capital commitments of which $102 million is from the Company and the balance is from third parties. CLIP also currently has $100 million undrawn on its acquisition credit facility.

Equity: Single-Family Residential Rentals
The Company’s investment in Single Family Residential Rentals includes 15.1 million shares in Colony Starwood Homes (NYSE:SFR), which represents a 14.0% ownership based on the total common shares and OP units outstanding. Separately, the Company owns a $57 million share of the net book value in Colony American Finance (“CAF”), which represents a 17.4% ownership.

As of June 30, 2016, SFR owned and managed more than 35,000 homes with total owned home occupancy of 95%. During the second quarter, SFR’s same store portfolio of 24,657 homes achieved a core net operating income margin of 62.8% and produced revenue growth of 6.3% and net operating income growth of 7.8% over the same period last year. SFR’s same store portfolio is defined as homes stabilized for at least fifteen (15) months prior to the start of the current measurement period, excluding homes that have been disposed of, removed from service or returned to the development period for significant renovation. For the second quarter of 2016, SFR reported net loss available to common shareholders of $15.7 million, or $0.15 per SFR share and Core FFO of $41.9 million, or $0.39 per SFR share. SFR’s Core FFO excludes any gains or losses from property sales and the results associated with its non-performing loan business, which SFR has classified as discontinued operations. Based on year-to-date results, SFR has increased the low end of its full year 2016 Core FFO guidance from $1.55 to $1.60 per share with the high end remaining at $1.65 per share.

SFR’s board declared a dividend for the third quarter of 2016 of $0.22 per share, which represents an annualized dividend yield of 3.4% on the Company’s cost basis. As of June 30, 2016, the Company’s interest in SFR had a carrying value of $326 million. Based on SFR’s closing share price of $32.85 on August 5, 2016, the Company’s interest in SFR was valued at $497 million. This segment’s net loss attributable to common stockholders for the quarter was $1.7 million, while Core FFO was $5.7 million.

Equity: Other Real Estate Equity
The Company’s investment in other real estate equity includes triple net lease investments, real estate acquired in settlement of loans, common equity in real estate or related companies, and preferred equity investments meeting certain risk and return profiles. Since the completion of the combination transaction with Colony Capital, LLC in April 2015, most of the investment activity in this segment is focused on buying assets that will be allocated to various Company-sponsored funds and vehicles.

As of June 30, 2016, approximately 57% of the net book value in this segment was composed of opportunistic real estate investments generally made through joint ventures with funds managed by the Company. Approximately 35% of the net book value in the segment was composed of triple net lease investments located primarily in Europe with a weighted average remaining lease term in excess of 14 years. The balance represents the Company’s $50 million investment in Albertsons/Safeway and the Company’s $5 million co-investment in the $115 million real estate securities investment vehicle which owns common stock and preferred stock of publicly traded U.S. real estate investment trusts, including securities of the Company.

As of June 30, 2016, the Company’s share of total assets and equity in this segment were $1.3 billion and $681 million, respectively. This segment’s net income attributable to common stockholders for the quarter was $36.8 million and Core FFO was $49.6 million.

Included in net income attributable to common interests in Operating Company and Core FFO for this segment in the second quarter was $38 million of earnings attributable to the realization of a profit participation from a preferred equity investment in a multifamily portfolio initiated in March 2013. The original $152 million investment, of which the Company’s share was $127 million, provided for a 12% preferred return. In addition, the Company was entitled to a 30% profit participation after the preferred equity investment, first, and then the sponsor’s common equity contribution, second, attain a 12% internal rate of return. In order for the sponsor to obtain greater control over the assets and extend the effective term of the preferred equity, the sponsor redeemed the full 30% profit participation in cash based upon an agreed liquidation value. Furthermore, the sponsor has used excess cash flow and refinancing proceeds to make additional partial redemptions of the outstanding preferred equity over time leaving the Company with $98 million of preferred equity with a fixed 12% preferred return and no further profit participation as of the end of the second quarter.

Subsequent to quarter end, the Company invested and agreed to invest $107 million in a new strategic investment with the same multifamily sponsor noted above. The investment was structured as preferred equity and proceeds were used or committed to i) refinance third party debt, ii) fund general partner commitments in a new value-add fund and iii) potentially fund new investments subject to our approval. The investment provides for a 14% preferred return and a 20% share of the carried interest in the new value-add fund.

Real Estate Debt
The Company’s investment in real estate debt includes originations and acquisitions of senior loans and subordinated debt including preferred equity meeting certain risk and fixed return parameters. Since the completion of the combination transaction with Colony Capital, LLC in April 2015, most of the investment activity in this segment is focused on debt investments that will be allocated to various Company-sponsored funds and vehicles.

As of June 30, 2016, approximately 79% of the net book value in this segment was composed of originated loans and approximately 21% was composed of acquired loans. The Company’s share of originated loans totaled $1.6 billion with a weighted average coupon of 8% and second quarter annualized Core FFO yield on average net book value was 12%. Originated loans carried a weighted average first dollar loan-to-value of 35% and last dollar loan-to-value of 74% accounting for any senior debt or investment-level financing. The Company’s share of acquired loans totaled $419 million and second quarter annualized Core FFO yield on average net book value was 11% excluding loan loss provisions.

During the second quarter, the Company and funds managed the Company invested and agreed to invest $48 million in three real estate debt investments. As of June 30, 2016, the Company’s share of total assets and equity in this segment were $3.0 billion and $2.0 billion, respectively. This segment’s net income attributable to common stockholders for the quarter was $44.5 million and Core FFO was $60.5 million.

Subsequent to quarter end, the Company and funds managed the Company invested and agreed to invest $231 million in two loan originations. The Company invested and agreed to invest $46 million and funds managed by the Company invested and agreed to invest $185 million.

Real Estate Investment Management
The Company’s real estate investment management segment includes the business and operations of managing Company-sponsored funds and other investment vehicles for third-party investors. As of June 30, 2016, the Company had $18.4 billion of AUM and $7.6 billion of FEEUM compared to $18.2 billion of AUM and $7.9 billion of FEEUM as of March 31, 2016. AUM increased primarily due to the increase of the fair value of investments under management. FEEUM decreased primarily as a result of certain investment realizations in legacy funds being in excess of new capital commitments. As of June 30, 2016, total assets and equity on the Company’s balance sheet related to this segment was $781 million and $738 million, respectively. This segment’s net income attributable to common stockholders for the quarter was $2.6 million and Core FFO was $5.9 million.

Common and Preferred Stock Dividends
On August 3, 2016, the Company’s Board of Directors declared (i) a dividend of $0.40 per share of Class A and Class B common stock for the third quarter of 2016, (ii) a cash dividend of $0.53125 per share on the Company’s 8.50% Series A Cumulative Perpetual Preferred Stock for the quarterly period ending October 15, 2016, (iii) a cash dividend of $0.46875 per share on the Company’s 7.50% Series B Cumulative Perpetual Preferred Stock for the quarterly period ending October 15, 2016, and (iv) a cash dividend of $0.4453 per share on the Company’s 7.125% Series C Cumulative Perpetual Preferred Stock for the quarterly period ending October 15, 2016. All dividends will be paid on October 14, 2016 to respective stockholders of record on September 30, 2016.

On May 5, 2016, the Company’s Board of Directors declared (i) a dividend of $0.40 per share of Class A and Class B common stock for the second quarter of 2016, (ii) a cash dividend of $0.53125 per share on the Company’s 8.50% Series A Cumulative Perpetual Preferred Stock for the quarterly period ending July 15, 2016, (iii) a cash dividend of $0.46875 per share on the Company’s 7.50% Series B Cumulative Perpetual Preferred Stock for the quarterly period ending July 15, 2016, and (iv) a cash dividend of $0.4453 per share on the Company’s 7.125% Series C Cumulative Perpetual Preferred Stock for the quarterly period ending July 15, 2016. All dividends were paid on July 15, 2016 to respective stockholders of record on June 30, 2016.

Common Shares and Operating Company Units
As of August 5, 2016, Colony Capital, Inc. had approximately 113.8 million Class A and B common shares outstanding and the Company’s operating partnership had approximately 134.7 million operating company units (“OP Units”) outstanding.

Non-GAAP Financial Measures
We calculate funds from operations ("FFO") in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization, and after similar adjustments for unconsolidated partnerships and joint ventures. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, investments in unconsolidated joint ventures as well as investments in debt and other equity securities, as applicable.

We compute core funds from operations ("Core FFO") by adjusting FFO for the following items, including our share of these items recognized by our unconsolidated partnerships and joint ventures: (i) gains and losses from sales of depreciable real estate, net of depreciation, amortization and impairment previously adjusted for FFO; (ii) stock compensation expense; (iii) effects of straight-line rent revenue and straight-line rent expense on ground leases; (iv) amortization of acquired above- and below-market lease values; (v) amortization of deferred financing costs and debt premiums and discounts; (vi) unrealized fair value gains or losses on derivative instruments and on foreign currency remeasurements; (vii) acquisition-related expenses, merger and integration costs; (viii) amortization and impairment of finite-lived intangibles related to investment management contracts and customer relationships; (ix) gain on remeasurement of consolidated investment entities and the effect of amortization thereof; (x) non-real estate depreciation and amortization; (xi) change in fair value of contingent consideration; and (xii) deferred tax effect on the foregoing adjustments. Also, beginning with the first quarter of 2016, our share of Core FFO from our interest in SFR will represent our percentage interest multiplied by SFR's reported Core FFO, which may differ from our calculation of Core FFO. Refer to SFR's filings for its definition and calculation of Core FFO.

FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. Our calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs.

The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO excludes depreciation and amortization and captures neither the changes in the value of the Company’s properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO and Core FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO and Core FFO may not be comparable to such other REITs’ FFO and Core FFO. Accordingly, FFO and Core FFO should be considered only as supplements to net income as a measure of the Company’s performance.

Conference Call
Colony Capital, Inc. will conduct a conference call to discuss the results on Tuesday, August 9, 2016, at 9:00 a.m. PT / 12:00 p.m. ET. To participate in the event by telephone, please dial (877) 407-4018 ten minutes prior to the start time (to allow time for registration) and use conference ID 13640975. International callers should dial (201) 689-8472 and enter the same conference ID number. For those unable to participate during the live call, a replay will be available beginning August 9, 2016 at 12:00 p.m. PT / 3:00 p.m. ET, through August 16, 2016, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (877) 870-5176 (U.S.), and use conference ID 13640975. International callers should dial (858) 384-5517 and enter the same conference ID number. The call will also be broadcast live over the Internet and can be accessed on the Investor Relations section of the Company’s website at www.colonyinc.com. A webcast of the call will be available for 90 days on the Company’s website.

About Colony Capital, Inc.
Colony Capital, Inc. (formerly, Colony Financial, Inc.), a New York Stock Exchange publicly traded company (NYSE:CLNY), is a leading global real estate and investment management firm headquartered in Los Angeles, California with more than 300 employees across 14 offices in 10 countries. Through our global investment management business, which has operated under the Colony Capital brand for more than 25 years, we have sponsored $24 billion of equity across a variety of distinct funds and investment vehicles that collectively invested over $60 billion of total capital. We manage capital on behalf of both Company stockholders and limited partners in private investment funds under our management where the Company may earn management fees and carried interests. Our investment portfolio is primarily composed of: (i) real estate equity; (ii) real estate debt; and (iii) investment management of Company-sponsored private equity funds and vehicles. The Company has elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.colonyinc.com.

Cautionary Statement Regarding Forward-Looking Statements
This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: the failure to receive, on a timely basis or otherwise, the required approvals by NSAM, CLNY and NRF stockholders, governmental or regulatory agencies and third parties; the risk that a condition to closing of the merger may not be satisfied; each company’s ability to consummate the merger; operating costs and business disruption may be greater than expected; the ability of each company to retain its senior executives and maintain relationships with business partners pending consummation of the merger; the ability to realize substantial efficiencies and synergies as well as anticipated strategic and financial benefits; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in each company’s reports filed from time to time with the Securities and Exchange Commission (the “SEC”). There can be no assurance that the merger will in fact be consummated.
We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. None of NSAM, CLNY or NRF is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and none of NSAM, CLNY or NRF intends to do so.

Additional Information and Where to Find It
In connection with the proposed transaction, Colony NorthStar, Inc. (“Colony NorthStar”), a Maryland subsidiary of NSAM that will be the surviving parent company of the combined company, filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of NSAM, CLNY and NRF and that also constitutes a prospectus of Colony NorthStar. The registration statement has not yet become effective. Each of NSAM, CLNY, NRF and Colony NorthStar may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which NSAM, CLNY, NRF or Colony NorthStar may file with the SEC. INVESTORS AND SECURITY HOLDERS OF NSAM, CLNY AND NRF ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 FILED BY COLONY NORTHSTAR ON JULY 29, 2016 THAT INCLUDES A JOINT PROXY STATEMENT/PROSPECTUS FROM EACH OF NSAM, CLNY AND NRF, THE CURRENT REPORTS ON FORM 8-K FILED BY EACH OF NSAM, CLNY AND NRF ON JUNE 3, 2016, JUNE 7, 2016, JUNE 8, 2016 AND JULY 29, 2016 IN CONNECTION WITH THE MERGER AGREEMENT, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by NSAM, CLNY, NRF and Colony NorthStar (when available) through the web site maintained by the SEC at www.sec.gov or by contacting the investor relations department of NSAM, CLNY or NRF at the following:

NorthStar Asset Management Group Inc.
Megan Gavigan / Emily Deissler / Hayley Cook Sard Verbinnen & Co.
(212) 687-8080

Colony Capital, Inc.
Owen Blicksilver
Owen Blicksilver PR, Inc. (516) 742-5950

or

Lasse Glassen
Addo Communications, Inc. (310) 829-5400
lglassen@addoir.com

NorthStar Realty Finance Corp.
Joe Calabrese
Investor Relations
(212) 827-3772

Participants in the Solicitation
Each of NSAM, CLNY and NRF and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective stockholders in connection with the proposed transaction. Information regarding CLNY’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in CLNY’s Annual Report on Form 10-K for the year ended December 31, 2015, its annual proxy statement filed with the SEC on March 31, 2016 and Current Reports on Form 8-K filed by Colony with the SEC on June 3, 2016, June 7, 2016, June 8, 2016 and July 29, 2016 in connection with the proposed transaction. Information regarding NSAM’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NSAM’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by its Form 10-K/A filed with the SEC on April 29, 2016 and Current Reports on Form 8-K filed by NSAM with the SEC on June 3, 2016, June 7, 2016, June 8, 2016 and July 29, 2016 in connection with the proposed transaction. Information regarding NRF’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in NRF’s Annual Report on Form 10-K for the year ended December 31, 2015, as amended by its Form 10-K/A filed with the SEC on April 28, 2016 and Current Reports on Form 8-K filed by NRF with the SEC on June 3, 2016, June 7, 2016, June 8, 2016 and July 29, 2016 in connection with the proposed transaction. A more complete description is available in the registration statement on Form S-4 and the joint proxy statement/prospectus filed by Colony NorthStar with the SEC on July 29, 2016. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

NorthStar Asset Management Group Inc.
Megan Gavigan / Emily Deissler / Hayley Cook Sard Verbinnen & Co.
(212) 687-8080

or

Colony Capital, Inc.
Owen Blicksilver
Owen Blicksilver PR, Inc. (516) 742-5950

or

Lasse Glassen
Addo Communications, Inc. (310) 829-5400
lasseg@addocommunications.com

or

NorthStar Realty Finance Corp.
Joe Calabrese
Investor Relations
(212) 827-3772

(FINANCIAL TABLES FOLLOW)

COLONY CAPITAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Cash	$227,204	$185,854
Loans receivable, net
Held for investment	3,822,195	4,048,477
Held for sale	—	75,002
Real estate assets, net
Held for investment	3,258,050	3,132,218
Held for sale	219,955	297,887
Equity method investments	821,060	824,597
Other investments	123,155	99,868
Goodwill	680,127	678,267
Deferred leasing costs and intangible assets, net	321,424	325,513
Due from affiliates	6,694	11,713
Other assets	403,295	359,914
Total assets	$9,883,159	$10,039,310
LIABILITIES AND EQUITY
Liabilities:
Accrued and other liabilities	$299,996	$325,589
Due to affiliates—contingent consideration	43,900	52,990
Dividends and distributions payable	65,979	65,688
Debt, net	3,601,169	3,587,724
Convertible senior notes, net	591,942	591,079
Total liabilities	4,602,986	4,623,070
Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock	250	250
Common stock	1,138	1,123
Additional paid-in capital	3,015,436	2,995,243
Distributions in excess of earnings	(160,947)	(131,278)
Accumulated other comprehensive loss	(21,884)	(18,422)
Total stockholders’ equity	2,833,993	2,846,916
Noncontrolling interests in investment entities	2,040,195	2,138,925
Noncontrolling interests in Operating Company	405,985	430,399
Total equity	5,280,173	5,416,240
Total liabilities and equity	$9,883,159	$10,039,310

COLONY CAPITAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Income
Interest income	$103,860	$101,270	$193,221	$147,407
Property operating income	95,348	83,230	186,965	127,023
Income from equity method investments	53,113	10,956	55,542	37,305
Fee income	15,505	21,928	32,114	21,998
Other income	2,815	3,520	6,017	3,783
Total income	270,641	220,904	473,859	337,516
Expenses
Management fees	—	101	—	15,062
Investment and servicing expenses	5,402	6,326	12,333	8,579
Transaction costs	7,958	3,708	12,448	17,898
Interest expense	42,568	30,924	84,439	57,517
Property operating expenses	29,780	35,905	60,566	49,916
Depreciation and amortization	39,541	36,645	85,683	58,953
Provision for loan losses	6,213	4,078	10,843	4,442
Impairment loss	2,441	—	4,520	450
Compensation expense	24,240	28,644	51,107	29,259
Administrative expenses	13,098	11,411	25,869	15,577
Total expenses	171,241	157,742	347,808	257,653
Gain on sale of real estate assets, net	5,844	740	56,963	740
Gain on remeasurement of consolidated investment entities, net	—	41,486	—	41,486
Other (loss) gain, net	(348)	(1,955)	13,697	(1,791)
Income before income taxes	104,896	103,433	196,711	120,298
Income tax expense	(1,760)	(349)	(2,544)	(999)
Net income	103,136	103,084	194,167	119,299
Net income attributable to noncontrolling interests:
Investment entities	40,169	34,630	97,764	40,316
Operating Company	7,918	9,138	11,339	9,138
Net income attributable to Colony Capital, Inc.	55,049	59,316	85,064	69,845
Preferred dividends	12,093	11,410	23,973	18,382
Net income attributable to common stockholders	$42,956	$47,906	$61,091	$51,463
Net income per common share:
Basic	$0.38	$0.43	$0.54	$0.46
Diluted	$0.36	$0.40	$0.53	$0.46
Weighted average number of common shares outstanding:
Basic	112,306	111,394	111,985	110,410
Diluted	137,255	136,434	128,370	110,410
Dividends declared per common share	$0.40	$0.37	$0.80	$0.74

COLONY CAPITAL, INC.
FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended June 30,
	2016	2015
(In thousands, except per share data)		(As Revised)(1)
Net income attributable to common stockholders	$42,956	$47,906
Adjustments for FFO attributable to common interests in Operating Company:
Net income attributable to noncontrolling common interests in Operating Company	7,918	9,138
Real estate depreciation and amortization	41,908	37,198
Impairment of real estate	2,461	64
Gain on sales of real estate	(5,933)	(545)
Less: Adjustments attributable to noncontrolling interests in investment entities	(10,730)	(10,602)
FFO attributable to common interests in Operating Company and common stockholders	$78,580	$83,159
Additional adjustments for Core FFO attributable to common interests in Operating Company and common stockholders:
Gain on sales of real estate, net of depreciation, amortization and impairment previously adjusted for FFO	1,433	—
Noncash equity compensation expense	3,534	2,749
Straight-line rent revenue	(3,596)	(2,832)
Loss on change in fair value of contingent consideration	689	1,140
Amortization of acquired above- and below-market lease intangibles, net	58	605
Amortization of deferred financing costs and debt premiums and discounts	8,049	5,522
Unrealized gain on derivatives	(663)	(1,044)
Acquisition-related expenses, merger and integration costs	8,906	3,716
Amortization and impairment of investment management intangibles	3,558	5,614
Non-real estate depreciation and amortization	1,100	1,078
Gain on remeasurement of consolidated investment entities	—	(41,486)
Amortization of gain on remeasurement of consolidated investment entities, net	21,813	6,956
Deferred tax (benefit) expense, net (2)	(1,951)	493
Net gain on SFR's non-performing loans business (3)	(373)	—
Less: Adjustments attributable to noncontrolling interests in investment entities	(20,743)	(6,978)
Core FFO attributable to common interests in Operating Company and common stockholders	$100,394	$58,692

FFO per common share / common OP Unit (4)	$0.58	$0.62
FFO per common share / common OP Unit—Diluted (4)	$0.53	$0.57
Core FFO per common share / common OP Unit (4)	$0.75	$0.44
Core FFO per common share / common OP Unit—Diluted (4)	$0.67	$0.41
Weighted average number of common Units outstanding used for FFO and Core FFO per common share and OP Unit (4)	134,711	133,407
Weighted average number of common Units outstanding used for FFO per common share and OP Unit—Diluted (4)	159,660	158,447
Weighted average number of common Units outstanding used for Core FFO per common share and OP Unit—Diluted (4)	159,660	158,447
__________

(1)	Core FFO for the three months ended June 30, 2015 has been revised from previously reported numbers to reflect as further described in Note (2).

(2)
Adjustment represents the deferred tax effect of certain reconciling adjustments. Deferred tax benefit for the three months ended June 30, 2016 represents the tax effect on noncash equity compensation expense and amortization and impairment of investment management intangibles. For the three months ended June 30, 2015, net deferred tax expense includes $3.5 million deferred tax expense on the gain on remeasurement of consolidated investment entities, offset by $3.0 million deferred tax benefit on noncash equity compensation expense and amortization and impairment of investment management intangibles.

(3)	Represents OP's share of SFR's net gain on its legacy SWAY non-performing loans business, which is classified as discontinued operations for SFR.

(4)	Calculated based on weighted average shares outstanding including participating securities (nonvested shares) and assuming the exchange of all common OP units outstanding for common shares.

COLONY CAPITAL, INC.
DEFINITIONS
(Unaudited)

Fee-Earning Equity Under Management (“FEEUM”) refers to the equity for which the Company provides investment management services and from which it derives management fees and/or performance allocations. FEEUM is presented as of June 30, 2016, and includes $0.8 billion of uncalled limited partner capital commitments which will not bear fees until such capital is called at the Company’s discretion. Additionally, $0.3 billion pertains to FEEUM of our equity-method investment in a German-based asset management platform. The Company's calculations of FEEUM may differ from the calculations of other asset managers, and as a result this measure may not be comparable to similar measures presented by other asset managers.

Assets Under Management (“AUM”) refers to the assets for which the Company provides investment management services and includes assets for which it may or may not charge management fees and/or performance allocations. AUM is presented as of June 30, 2016 and equals the sum of: a) the gross fair value of investments held directly by the Company or managed by the Company on behalf of its private funds, co-investments, or other investment vehicles; b) leverage, inclusive of debt held by investments and deferred purchases prices; c) uncalled limited partner capital commitments which the Company is entitled to call from investors during the given commitment period at its discretion pursuant to the terms of their respective funds; and d) with respect to majority-owned and substantially controlled investments the Company consolidates gross assets attributable to third-party investors. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result this measure may not be comparable to similar measures presented by other asset managers.